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                                                                 Exhibit 3.29(a)

ZEIG1A.LPF

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                             FAIRVIEW LAND COMPANY
                             ---------------------

                                 ARTICLE FIRST
                                 -------------

             The name of the corporation is Fairview Land Company.

                                ARTICLE SECOND
                                --------------

     The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company .

                                 ARTICLE THIRD
                                 -------------

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

                                ARTICLE FOURTH
                                --------------

     The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of one cent ($.01) per share.

                                 ARTICLE FIFTH
                                 -------------

     The name and mailing address of the sole incorporator are as follows:

              NAME                                     MAILING ADDRESS
              ----                                     ---------------

     Linda Perkins Felde                          200 East Randolph Drive
                                                  Suite 5700
                                                  Chicago, Illinois 60601
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ZEIGlA. LPF


                                 ARTICLE SIXTH
                                 -------------

     The corporation is to have perpetual existence.


                                ARTICLE SEVENTH
                                ---------------

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                ARTICLE EIGHTH
                                --------------

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                                 ARTICLE NINTH
                                 -------------

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINTH shall not adversely affect any right or
                     -------------
protection of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE TENTH
                                 -------------

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


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ZEIG1A.LPF

                               ARTICLE ELEVENTH
                               ----------------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand, on the 9th day of August, 1990.



                               /s/ Linda Perkins Felde
                              -----------------------------------
                              Linda Perkins Felde


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